                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT, dated as of January 9, 1997 by and among PARADIGM MUSIC ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), and PRODIGY SERVICES CORPORATION, a Delaware corporation ("Prodigy") and SUNSHINE INTERACTIVE NETWORK, INC., a Delaware corporation ("Sunshine" and, together with Prodigy, the "Holders").


                                    RECITALS

                  WHEREAS, pursuant to a Stock Purchase Agreement dated as of the date hereof, the Company is issuing to the Holders an aggregate of two hundred thousand (200,000) shares (the "Shares") of its Class A Common Stock, par value $0.01 per share ("Class A Common Stock") and Warrants (the "Warrants") to purchase 100,000 shares of Class A Common Stock; and

                  WHEREAS, this Agreement sets forth the terms and conditions on which the Company has agreed to grant certain registration rights to the Holders with respect to the Shares and the Warrants.

                  NOW, THEREFORE, in consideration of the foregoing, of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees with the Holders, severally and not jointly, as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York; provided, however, that any determination of a Business Day relating to a securities exchange shall mean a Business Day on which such exchange is open for trading.

                  "Commission" shall mean the Securities and Exchange Commission (or a successor thereto).

                  "Company" shall have the meaning given to such term in the Preamble.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Person" shall mean and include any natural person, company, partnership, joint venture, Company, business trust or unincorporated organization.

                  "Piggyback Registration" shall have the meaning given to such term in Section 2.1(a).

                  "Prospectus" means the Prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registrable Securities" means the Shares, the Warrants, the Class A Warrants into which the Warrants may be converted pursuant to the terms of Section 9 of the Warrant Agreement ("Class A Warrants"), any warrants issued upon exercise of the Class A Warrants ("Class B Warrants"), and any shares of Class A Common Stock issued or issuable upon exercise of the Warrants, the Class A Warrants or the Class B Warrants; provided that such securities shall cease to be Registrable Securities at such time as (a) they have been effectively registered and publicly sold under the Securities Act, (b) they are distributed to the public pursuant to Rule 144 (or any similar rule then in force) under the Securities Act or (c) they have otherwise been transferred and a new certificate therefor not bearing a restrictive legend and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists. References to the "Registrable Securities" herein include any other securities issued as a dividend or other distribution on or as a result of a subdivision, combination or reclassification of any Registrable Securities.

                  "Registration Statement" means any registration statement of the Company filed pursuant to the Securities Act and which covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Warrant Agreement" means the Warrant Agreement dated as of the date hereof among the Company, American Stock Transfer & Trust Company, as Warrant Agent, and the Holders, pursuant to which the Warrants are being issued.

                                   ARTICLE II

                          PIGGYBACK REGISTRATION RIGHTS

         2.1      Registration Rights.

                  (a) Right to Include Registrable Securities. Whenever the Company proposes to register any of its equity securities under the Securities Act on Form S-1, S-2, S-3 or any similar form then in effect, whether or not for its own account, other than in connection with the initial public offering by the Company of its equity securities and any registration of securities (including stock purchase warrants and securities underlying any such warrants) issued in connection therewith, the Company shall give written notice thereof to each holder of Registrable Securities as soon as practicable (but in any event at least 30 days before such fil ing), offering such holder the opportunity to register on such registration statement such number of Registrable Securities as such holder may request in writing, subject to the provisions of Section 2.1(b), not later than 20 days after the date of the giving of such notice (a "Piggyback Registration"). Upon receipt by the Company of any such request, the Company shall use reasonable efforts to, or in the case of an underwritten offering, to cause the managing underwriter or underwriters to, include such Registrable Securities in such registration statement (or in a separate registration statement concurrently filed) and to cause such Registration Statement to become effective with respect to such Registrable Securities in accordance with applicable law. If the Company's registration is to be effected pursuant to an underwritten offering, Registrable Securities registered pursuant to this
Section 2.1 shall be distributed in accordance with such offering. Notwithstanding the foregoing, if at any time after giving written notice of its intention to register its equity securities and before the effectiveness of the Registration Statement filed in connection with such registration, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to each holder of Registrable Securities (A) in the case of a determination not to effect registration, relieve itself of its obligation to register the Registrable Securities in connection with such registration or (B) in the case of a determination to delay registration, delay the registration of such Registrable Securities for the same period as the delay in the registration of such other equity securities. Each holder of Registrable Securities requesting inclusion in a registration pursuant to this Section 2.1 may, at any time before the effective date of the Registration Statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company (which notice shall be effective only upon receipt by the Company, notwithstanding the provisions of Section 4.2); provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the prospectus contained in the registration statement, then such holder shall have no right to so revoke its request.

                  (b) Priority in Piggyback Registration. (i) If any of the Registrable Securities to be included in a Piggyback Registration are to be sold in one or more underwritten offerings and the managing underwriter or underwriters advise the Company that the total amount of securities requested to be included in such offering would exceed the maximum amount of securities which can be marketed in an orderly manner in such offering within a price range acceptable to the Company and without otherwise adversely affecting such offering (the "Underwriters Maximum Number"), then the Company will so notify all holders of Registrable Securities requesting inclusion in such registration and will be required to include in such registration, to the extent of the Underwriters Maximum Number: first, any equity securities that the Company proposes to sell for its own account (including any overallotment option); second, if the underwritten offering is a secondary offering on behalf of holders of the Company's equity securities other than Registrable Securities, the equity securities requested to be included therein by those holders; and third, the Registrable Securities requested by holders of Registrable Securities to be included in such registration and any equity securities requested to be included in such registration by other holders of such securities (other than those specified under second above, if applicable), allocated pro rata among all such holders on the basis of the number of Registrable Securities and other equity securities requested to be included therein by each such holder (without regard as to whether such securities are Registrable Securities or other equity securities).

                           (ii) If any of the Registrable Securities to be
included in a Piggyback Registration are to be sold in a non-underwritten offering, but the Company, after consultation with its regular investment bankers or with another investment banking firm of nationally recognized standing (including a regional firm of recognized standing), reasonably determines the amount of equity securities (including Registrable Securities) to be included in such registration exceeds the amount of equity securities that can be sold within a price range acceptable to the Company or the initiating holders (in the case of a secondary offering) and without otherwise adversely affecting such offering (and notifies all holders of Registrable Securities requesting inclusion in such registration of such determination) (the "Company Maximum Number"), then the Company will be required to include in such registration, to the extent of the Company Maximum Number, Registrable Securities and other equity securities in accordance with the priorities set forth in Section 2.1(b)(i) above.

                  (c) Selection of Underwriters. If any Piggyback Registration is in the form of an underwritten offering, the managing underwriter or underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Company (subject to any separate agreement with the holders on behalf of which a secondary underwritten offering is being made).

                  (d) Compliance with Underwriting Requirements. Notwithstanding anything herein to the contrary, no holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell its Registrable Securities on the same terms and conditions provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  2.2 Holdback Agreement. Each holder of Registrable Securities for which Piggyback Registration rights are available (or would be available but for application of Section 2.1(b)) pursuant to Section 2.1 agrees not to effect any sale or distribution of Registrable Securities, including a private sale or a sale pursuant to Rule 144 or 144A (or any similar provision then in force) under the Securities Act, during the 14-day period prior to, and during the 90-day period (or such other period as may be requested by the managing underwriter of such underwritten offering but not to exceed 180 days) beginning on, the effective date of such Registration Statement, except as part of such underwritten offering or as otherwise permitted by the managing underwriter.

                  2.3  Registration Procedures.

                  (a) In connection with the Company's registration obligations pursuant to Section 2.1, the Company will endeavor to effect the registration of such Registrable Securities in accordance with the intended method or methods of disposition thereof as quickly as practicable in accordance with applicable laws and regulations. In connection with any such obligations, the Company:

                           (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, will furnish to holders of Registrable Securities requesting inclusion in such registration, their counsel and the underwriters, if any, drafts of all such documents substantially as proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

                           (ii) will notify the selling holders of Registrable Securities, their counsel and the managing underwriter or underwriters, if any, as soon as possible (x) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or post-effective amendment thereto, when the same has become effective, and (y) of the happening of any event as a result of which (A) the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus included in such Registration Statement (as then in effect) includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading, (C) there is a stop order or other suspension of effectiveness of the registration or (D) there is a suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening (in writing) of any proceeding for such purpose;

                           (iii) upon the occurrence of any event contemplated by clauses (A) and (B) of Section 2.3(a)(ii), will promptly prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (A) such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading;

                           (iv) will deliver to each selling holder of Registrable Securities, their counsel and the underwriters, if any, without charge, at least one signed copy of the Registration Statement and such number of conformed copies thereof and such number of copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request and as promptly as practicable after the filing with the Commission of any document which is incorporated by reference into a Registration Statement, a copy of such document. The Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling holders and each of the managing underwriters, if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto; and

                           (v) will cooperate with the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends, other than any legends indicating that the holder thereof is an affiliate of the Company) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or such selling holders of Registrable Securities may request.

                  (b) Each holder of Registrable Securities as to which any registration is being effected shall furnish promptly to the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  (c) Each holder of Registrable Securities included in such Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(ii), such holder will forthwith discontinue offering and disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(iii), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus and, if so directed by the Company, such holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  2.4 Registration Expenses. Except as specified in the following sentence, the Company shall bear all fees, costs and expenses in connection with the Company's performance of or compliance with its registration obligations for Piggyback Registrations pursuant to Section 2.1, including without limitation all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 2(a) above). Underwriting discounts and commissions and brokerage fees applicable to sales of the Registrable Securities and fees and disbursements of counsel and accountants for the selling holders of Registrable Securities and any other expenses incurred by the selling holders of Registrable Securities not expressly included above shall be borne by such selling holders.

                                   ARTICLE III

                                 INDEMNIFICATION

                  3.1 Indemnification by Company. The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Article I hereof, its directors and officers, and any underwriter (as defined in the Act) for such holder and each Person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling Person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling Person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling Person in writing specifically for use in the preparation thereof.

                  3.2 Indemnification by Holders. Each holder of Registrable Securities included in a registration pursuant to the provisions of Article I hereof will indemnify and hold harmless the Company, its directors and officers, any controlling Person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling Person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling Person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

                  3.3 Indemnification Procedures. Promptly after receipt by an indemnified party pursuant to the provisions of Section 3.1 or 3.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section
3.1 or 3.2, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder unless such failure to notify results in insufficient time being available to permit the indemnifying party or its counsel to effectively defend any such claim and to make a timely response thereto and thereby prejudice the indemnifying party's ability to defend such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Section 2.1 or 2.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                  3.4 Underwritten Offerings. Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of Registrable Securities, the Company, the Holders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Article III shall be deemed inoperative for purposes of such offering.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 Rule 144. From and after the date the Company has filed a registration statement pursuant to the requirements of the Securities Act relating to any class of its equity securities, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Common Stock pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. The Company will furnish to any holder of Registrable Securities such information as such holder may reasonably request to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Notwithstanding the foregoing, the Company reserves the right at any time to deregister any class of its equity securities under
Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

                  4.2 Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be in writing (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address as follows:

                           (a)      if to the Company, to:

                                    Paradigm Music Entertainment Company
                                    67 Irving Place North
                                    New York, New York 10003
                                    Attention:  President
                                    Telephone:   (212) 387-7700
                                    Telecopier:  (212) 387-8171
                                    with a copy to:

                                    Bachner, Tally, Polevoy & Misher LLP
                                    380 Madison Avenue
                                    New York, New York  10017-5729
                                    Telephone: (212) 687-7000
                                    Telecopier: (212) 682-5729
                                    Attn: Roger E. Berg, Esq.

                           (b)      if to Prodigy, to:

                                    Prodigy Services Corporation
                                    445 Hamilton Avenue
                                    White Plains, New York  10061
                                    Attention:  General Counsel
                                    Telephone:   (312) 828-2345
                                    Telecopier:

                                    with a copy to:

                                    Phillips Nizer Benjamin Krim & Ballon LLP
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Attention: Vincent J. McGill, Esq.
                                    Telephone: (212) 841-0566
                                    Telecopier: (212) 262-5152

                           (c)      if to Sunshine, to:

                                    Sunshine Interactive Network, Inc.
                                    740 Broadway
                                    2nd Floor
                                    New York, New York  10002

                                    Attention:  Chief Financial Officer
                                    Telephone:
                                    Telecopier:

                                    with a copy to:

                                    Rudolph & Beer
                                    432 Park Avenue South
                                    2nd Floor
                                    New York, New York  10016

                                    Attention:  Jedidiah O. Alpert, Esq.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different Person to which all such notices, demands or requests thereafter are to be addressed.

                  4.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Company and the Holders.

                  4.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, each Holder and their respective successors and assigns.

                  4.5 Counterparts. This Agreement may be executed in two or more counterparts each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

                  4.6 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

                  4.7 Headings. Article, section and paragraph headings in this Agreement have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers, all as of the date and year first above written.


                                             PARADIGM MUSIC ENTERAINMENT
                                             COMPANY


                                             By:__________________________
                                                Name: Thomas McPartland
                                                Title: President


                                             PRODIGY SERVICES CORPORATION


                                             By:__________________________
                                                Name:
                                                Title:


                                             SUNSHINE INTERACTIVE NETWORK, INC.


                                             By:__________________________
                                                Name:
                                                Title: